UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2012

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway
Carrollton, Texas		75007
(Address of principal executive offices, including		zip code)

(972) 820-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 2, 2012, RealPage, Inc. (“RealPage”) issued a press release announcing that RealPage and Yardi Systems, Inc. have reached an agreement for a comprehensive settlement of the litigation between them in the U.S. District Court for the Central District of California (Case No. CV11-690 ODW). A copy of the RealPage press release announcing the settlement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

We expect second quarter earnings before income taxes to be reduced by $8-10 million (this amount will be added back for purposes of adjusted EBITDA) due to the litigation, plus we will make a net payment of $2 million for a perpetual license fee for certain interfaces and patents.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	RealPage, Inc. Press Release dated July 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Lebenberg Carter

Margot Lebenberg Carter, Executive Vice President, Chief Legal Officer and Secretary

Date: July 2, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	RealPage, Inc. Press Release dated July 2, 2012.